Exhibit 10(t)(v)

WESTINGHOUSE EXECUTIVE PENSION PLAN

PART B—AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2012

Section 1. Purpose, History, and Grandfathered Status.

(a)        Purpose and History. The former CBS Corporation (previously Westinghouse Electric Corporation), established the Westinghouse Executive Pension Plan (the “Plan”) in order to provide supplemental pension benefits for its eligible employees and their beneficiaries. Pursuant to the Agreement of Merger dated September 6, 1999, former CBS Corporation merged into Viacom Inc. effective as of May 4, 2000. Viacom Inc. separated into two publicly-traded companies on December 31, 2005, CBS Corporation (the “Company”) and New Viacom, and the Company continues to maintain the Plan for eligible employees of the Company and/or its subsidiaries and their beneficiaries. The Plan has been established and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan was previously amended and restated twice, effective as of May 4, 2000 and effective as of December 31, 2005.

(b)        Adoption of Part B of the Plan. The Plan was amended and restated effective as of January 1, 2009, by the adoption of Part B of the Plan, in order to comply with the documentation requirements of Code Section 409A.  The provisions of Part B apply to any portion of an Executive’s benefit that is considered to have been Deferred on or after January 1, 2005.  Part B of the Plan is intended to meet all of the requirements of Code Section 409A, so that Executives will be eligible to defer the receipt of, and the liability for the federal income tax with respect to, certain items of compensation from one year to a later year in accordance with the provisions of applicable law and the provisions of the Plan.  With respect to the period commencing January 1, 2005 and ending December 31, 2008 and with respect to the portion of an Executive’s benefit that is considered to have been Deferred during the 2005, 2006, 2007 or 2008 calendar year, the Plan was administered in accordance with a reasonable, good faith interpretation of Code Section 409A, Treasury Regulations, IRS Notices and other guidance issued thereunder, and such interpretation shall govern the rights of an Executive with respect to that period of time.

(c)        Grandfathered Status of Benefits Accrued Prior to January 1, 2005.  Part A of the Plan, consisting of the original Plan and the amendments made prior to October 3, 2004, continue to apply to an Executive’s benefit or any portion thereof that is considered to have been Deferred under the Plan prior to January 1, 2005 (the “Section 409A Grandfathered Benefit”), in accordance with the terms of those documents in effect from time to time prior to October 3, 2004. The Section 409A Grandfathered Benefit shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the codification of Code Section 409A.

(d)       2012 Amendment and Restatement.  This amendment and restatement of Part B of the Plan is effective as of January 1, 2012.  The provisions of this amended and restated Part B continues to apply to any portion of an Executive’s benefit that is considered to have been Deferred on or after January 1, 2005.

Section 2. Definitions.

Unless the context clearly indicates otherwise, the following terms when used in this Plan with initial capital letters shall have the following meanings:

(a)        “Affiliated Entity” means a subsidiary company that is at least fifty percent (50%) owned by the Company or a partnership or a joint venture in which the Company is at least a fifty percent (50%) owner.  The term Affiliated Entity shall also include all entities in the Controlled Group of each Employer.

(b)        “Aggregate Benefit” has the meaning provided in Section 7(d).

(c)        “Average Annual Compensation” means the amount equal to the sum of (x) plus (y), as defined below.  For purposes of this paragraph, (x) equals 12 times the average of the five highest monthly base salaries of Executive on the ten consecutive December lst’s which immediately precede the earliest of (i) the Executive’s date of death, (ii) the date of the Executive’s Separation from Service, or (iii) the Executive’s Normal Retirement Date. For purposes of this paragraph; and (y) equals the average of the five highest annual incentive compensation awards, if any, paid to the Executive under the Westinghouse Annual Incentive Programs or equivalent annual program or programs during the ten consecutive years ending with the earliest of (i) the year of the Executive’s death, (ii) the year of the Executive’s Separation from Service, or (iii) the year of the Executive’s Normal Retirement Date.  In the case of an Eligible Affected Employee, the Executive’s Effective Termination Date will be substituted for “Separation from Service” in determining Average Annual Compensation.

(d)       “Beneficiary” means the beneficiary designated under this Plan to receive benefits upon the death of the Executive.  An Executive’s Beneficiary will be determined pursuant to the terms of the Qualified Plan in which he or she participates, as in effect at the time of his or her death, unless the Committee authorizes specific beneficiary designations for the Executive’s Post-2004 Plan Benefit and the Executive makes such a designation prior to his or her death.

(e)        “Benefit Commencement Date” means the later of (i) the first day of the month immediately following the Executive’s Separation from Service, and (ii) the first day of the month coincident with or next following the Executive’s attainment of age 55, except as set forth in Section 7(a)(ii) and subject to any Transition Election or Subsequent Payment Election made by the Executive.

(f)        “Board” means the Board of Directors of the Company.  The Board and any committee of the Board may delegate any and all of its duties, authority, and discretion under this Plan.

(g)        “Cash Balance Plan” means the CBS Cash Balance Plan Document component of the CCPP.

(h)        “CCPP” means the CBS Combined Pension Plan, as amended from time to time.

(i)         “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(j)         “Committee” means the CBS Retirement Committee or any successor thereto.  The Committee may delegate any and all of its duties, authority, and discretion under this Plan.

(k)        “Committees” means the Committee and the Investments Committee.

(l)         “Company” means CBS Corporation and its subsidiaries, and shall also include any successor to CBS Corporation by merger or the sale of substantially all of the assets of CBS Corporation.  For periods prior to May 4, 2000, the Company was the former CBS Corporation (previously Westinghouse Electric Corporation).  For the period May 4, 2000 to December 31, 2005, the Company was the former Viacom Inc.

(m)       “Controlled Group” means, with respect to the Company:  (a) any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code, including the Company; (b) any trade or business under common control with the Company, within the meaning of Section 414(c) of the Code; (c) any employer which is included with the Company in an affiliated service group, within the meaning of Section 414(m) of the Code; or (d) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

(n)        “Credited Service” has the meaning defined in:  (i) the Group W Plan, for an Executive who participates in the Group W Plan; (ii) either of the Group W Plan or the WPP, for an Executive who participates in the Cash Balance Plan, depending upon whether the Executive was most recently a participant in the Group W Plan or the WPP prior to becoming a participant in the Cash Balance Plan; and (iii) the WPP, for an Executive who is not described in clause (i) or (ii) above; provided that, for purposes of the Plan it shall also include such service with a Designated Entity or Designated Group, but it shall not include any “deemed” service which may be awarded under a special retirement window or similar arrangements.

(o)        “Deferred” means that an amount is considered to be deferred within the meaning of Treas. Regs. §§ 1.409A-6(a)(2) and 1.409A-6(a)(3).

(p)        “Designated Entity” means an Affiliated Entity or other entity that is designated by the Committees as participating in the Plan.

(q)        “Designated Group” means a group of employees that is designated by the Committees as participating in the Plan.

(r)        “Divested Executive” means an Executive whose Employer was part of a divestiture, the terms of which provided for the Executive’s continued accrual of Eligibility Service while the Executive continued employment with the successor employer.

(s)        “Early Retirement Date” means: (i) for an Executive who is a participant in the

WPP accruing Eligibility Service (and for any Executive not described in (ii) below), the earlier of (1) attainment of age 60 with at least 10 years of Eligibility Service, or (2) attainment of age 58 with at least 30 years of Eligibility Service, or (ii) for an Executive who is a participant in the Group W Plan or the Cash Balance Plan accruing Eligibility Service, attainment of age 55 with at least 10 years of Eligibility Service.

(t)        “Effective Termination Date” means the date an Eligible Affected Employee Separates from Service with the Employer.

(u)        “Eligibility Service” has the meaning defined in:  (i) the Group W Plan, for an Executive who participates in the Group W Plan; (ii) the definition of “years of service” in the Cash Balance Plan, for an Executive who participates in the Cash Balance Plan; and (iii) the WPP, for an Executive who is not described in clause (i) or (ii) above.

(v)        “Eligible Affected Employee” means an Employee who qualified for restructuring benefits under Section 22 of the WPP.

(w)       “Employee” has the meaning defined in:  (i) the Group W Plan, for an Executive who participates in the Group W Plan; (ii) the definition of “Eligible Employee” in the Cash Balance Plan, for an Executive who participates in the Cash Balance Plan; and (iii) the WPP, for an Executive who is not described in clause (i) or (ii) above.

(x)        “Employer” has the meaning defined in:  (i) the Group W Plan, for an Executive who participates in the Group W Plan; (ii) the Cash Balance Plan, for an Executive who participates in the Cash Balance Plan; and (iii) the WPP, for an Executive who is not described in clause (i) or (ii) above.

(y)        “Equivalent Actuarial Value” means, with respect to an Executive Pension Supplement, or any portion thereof, an amount of equivalent value determined on such actuarial basis as the Committee, in its sole discretion, shall determine is reasonable and appropriate and which shall be applied by the Committee in a uniform and consistent manner; provided, however, that the Committee shall apply such factors and assumptions as are necessary to ensure that the Optional Forms described in Section 7(c) are actuarially equivalent life annuities for purposes of Code Section 409A and Treas. Reg. § 1.409A-2(b)(2)(ii) (or any successor provision).

(z)        “Executive” means any Employee who (i) is employed in a corporate grade 40 or above position or a comparable position with an Employer, a Designated Entity or a Designated Group, or in a position with an Employer, a Designated Entity or a Designated Group that is otherwise determined by the Chief Executive Officer of the Company or the Committees to be eligible as an Executive position under the Plan based upon the duties and responsibilities of the position, and (ii) has been notified in writing of his eligibility to participate in the Plan.  By participating in the Plan, an Executive is also deemed to be a “bona fide executive” and/or “high policymaking employee,” as defined under the federal Age Discrimination in Employment Act, as amended.

(aa)      “Executive Benefit Service” means the Executive’s total years of Eligibility Service if: (i) the Executive was making the Maximum Contribution during each of those years;

or (ii) the Executive (1) was making the Maximum Contribution during each of those years after the date he or she first became an Executive, and (2) has complied with the provisions of the Executive Buy Back process (as set forth in Appendix A of the Plan) as to those years prior to his or her first becoming an Executive; provided, however, that in the case of a Divested Executive, Eligibility Service accrued with any successor employer on or after the effective date of the applicable divestiture shall not taken into account for purposes of determining an Executive’s Executive Benefit Service.  The Executive Benefit Service of an Executive who did not make the Maximum Contribution during those years prior to the date he or she first became an Executive and has not complied with the Executive Buy Back process will be based solely on the period(s) of Eligibility Service during which he or she made the Maximum Contribution.  An Executive will not be credited with any additional Executive Benefit Service on or after the date his or her Executive Pension Supplement is frozen pursuant to Section 3(a).

(bb)      “Executive Pension Base” means the amount determined by multiplying 1.47 percent times Average Annual Compensation times the number of years of Executive Benefit Service accrued to the earliest of the date of the Executive’s Separation from Service, the Executive’s Normal Retirement Date or the date of the Executive’s death; or, in the case of an Eligible Affected Employee, the Executive’s Effective Termination Date. Also, in the case of an Eligible Affected Employee, in the event that benefits commence under this Plan prior to age 65, then the Executive Pension Base will be actuarially reduced by the same percentage that the Executive’s benefit under the WPP would have been actuarially reduced for life annuity benefits commenced at that time.  An Executive’s Executive Pension Base will be frozen on the date his or her Executive Pension Supplement is frozen pursuant to Section 3(a).

(cc)      “Executive Pension Supplement” means the pension calculated pursuant to Sections 4 and 5 of this Plan.  There will be no Executive Pension Supplement payable if the Executive’s Qualified Plan Benefit equals or exceeds his or her Executive Pension Base. Section 3(a) sets out rules under which certain Executives’ Executive Pension Supplements are frozen.

(dd)     “Group W Plan” means the Group W Plan Document component of the CCPP.

(ee)      “Investments Committee” means the CBS Investments Committee or any successor thereto.  The Investments Committee may delegate any and all of its duties, authority, and discretion under this Plan.

(ff)       “Joint and Survivor Annuity” means one of the Optional Forms described in Section 7(c)(ii) through Section 7(c)(v).

(gg)      “Life Annuity” means the Optional Form described in Section 7(c)(i).

(hh)      “Maximum Contribution” means: (i) during such time as the Employee was eligible to participate in the WPP or the Group W Plan, the maximum amount the Employee was permitted to contribute to such plan, and (ii) during such time as the Employee was employed by a Designated Entity or as part of a Designated Group, the maximum amount the Employee was permitted to contribute, if any, to that Designated Entity’s or Designated Group’s defined benefit pension or Money Purchase Pension Plan, if any, or to such defined benefit pension or Money Purchase Pension Plan, as was made available to employees of said Designated Entity or Designated Group, if any.  In addition, in order to be deemed to have made the Maximum Contribution during the period described in (ii) above, the Employee must have paid the Company an amount of each of his or her annual incentive compensation awards based on the maximum WPP or Group W Plan contribution formula applied to 50% of said awards.

(ii)        “Money Purchase Pension Plan” means a defined contribution plan, as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended, that is subject to the minimum funding requirements of Section 412 of the Code.

(jj)        “Normal Retirement Date” means, with respect to an Executive, the later of (i) the first day of the month following his or her 65th birthday, or (ii) the first day of the month following his or her completion of 5 years of Eligibility Service.

(kk)      “Optional Forms” has the meaning provided in Section 7(c).

(ll)        “Permanent Job Separation” has the meaning defined in:  (i) the WPP, for an Executive who participates in the WPP; (ii) the Group W Plan, for an Executive who participates in the Group W Plan; and (iii) either of the Group W Plan or the WPP, for an Executive who participates in the Cash Balance Plan, depending upon whether the Executive was most recently a participant in the Group W Plan or the WPP prior to becoming a participant in the Cash Balance Plan.  An Executive who never participated in the WPP or the Group W Plan cannot have a Permanent Job Separation.

(mm)    “Plan” means this Westinghouse Executive Pension Plan, as in effect from time to time.  Part A of the Plan, which is attached hereto and made a part hereof, shall apply to any portion of an Executive’s Executive Pension Supplement that was Deferred prior to January 1, 2005.  Part B of the Plan is set forth herein and shall apply to any portion of an Executive’s Executive Pension Supplement that is Deferred on or after January 1, 2005.

(nn)      “Points” has the meaning provided in the Cash Balance Plan.

(oo)      “Post-2004 Plan Benefit” means any portion of an Executive Pension Supplement that was Deferred after December 31, 2004.

(pp)      “Qualified Plan” means (i) the WPP, the Group W Plan, the Cash Balance Plan, (ii) any applicable defined benefit pension plan or Money Purchase Pension Plan of, or made available to employees of, a Designated Entity or Designated Group and (iii) any other retirement plans (whether a defined benefit or Money Purchase Pension Plan or both) of another company, such that service included in the Executive’s Eligibility Service also entitles that Executive to benefits under such other retirement plans.

(qq)      “Qualified Plan Benefit” means (i) the annual amount of pension the Executive is entitled to receive under the WPP, the Group W Plan (disregarding such Executive’s status as a “Highly Compensated Employee” as such term is defined in the Group W Plan, during any calendar year after December 31, 2000), the Cash Balance Plan, and any applicable defined benefit pension plan of, or made available to employees of, a Designated Entity or Designated Group based on Credited Service accumulated up to the earlier of the Executive’s Separation from Service or death, (ii) the annual amount the Executive is entitled to receive as a Life Annuity of Equivalent Actuarial Value for retirement benefits under any Money Purchase Pension Plan of, or made available to employees of, a Designated Entity or Designated Group upon the earlier of Separation from Service and death, and (iii) in any case where service included in the Executive’s Eligibility Service also entitles that Executive to benefits under one or more retirement plans (whether a defined benefit or Money Purchase Pension Plan or both) of another company, the annual amount the Executive is entitled to receive as a Life Annuity of Equivalent Actuarial Value for retirement benefits from those plans.  The Qualified Plan Benefit does not include any early retirement pension supplement.  An Executive’s Qualified Plan Benefit will not include any benefit accrued on account of Credited Service on or after the Executive’s Executive Pension Supplement is frozen pursuant to Section 3(a).

(rr)       “Retirement Eligible” means that the Executive is accruing Eligibility Service and (i) has attained age 65 and completed five or more years of Eligibility Service; (ii) for an Executive who is a participant in the WPP (and for any Executive not described in (iii) or (iv) below) has (1) attained age 60 and completed 10 or more years of Eligibility Service, or (2)  attained age 58 and completed 30 or more years of Eligibility Service; (iii) for Executives who are participants in the Group W Plan or the Cash Balance Plan, attained age 55 and completed 10 or more years of Eligibility Service; or (iv) satisfied the requirements for an immediate pension under the Special Retirement Pension provisions of the WPP or Group W Plan.

(ss)       “Section 409A Grandfathered Benefit” has the meaning provided in Section 1.

(tt)       “Separation from Service” means the condition that exists when an Executive and the Employer reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services that the Executive will perform after such date (whether as an employee or an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Employer if the Executive has been providing services to the Employer for less than 36 months).  For purposes of this Section 2(tt), for periods during which an Executive is on a paid bona fide leave of absence and has not otherwise experienced a Separation from Service, the Executive is treated as providing bona fide services at the level equal to the level of services that the Executive would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which an Executive is on an unpaid bona fide leave of absence and has not otherwise experienced a Separation from Service are disregarded for purposes of this Section 2(tt) (including for purposes of determining the applicable 36-month (or shorter) period).  Also for purposes of this Section 2(tt), the Employer shall be considered to include all members of the controlled group of corporations which includes the Company; provided, however, that in applying Code Section 414(b), the phrase “at least 50 percent” shall be substituted for “at least 80 percent”; and in applying Code Section 414(c), the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent.”  Separation from Service shall be determined on the basis of the modifications described in Treas. Reg. § 1.409A-l(h)(3) (or any successor regulation) as defined in Code Section 409A and the regulations or other guidance issued thereunder.

(uu)      “Special Retirement Date” means the first day of the month following the month in which an Employee’s employment is terminated as a result of a Permanent Job Separation.

(vv)      “Subsequent Payment Election” has the meaning provided in Section 7(b).

(ww)    “Surviving Spouse” means the spouse of an Executive on the date he or she dies.

(xx)      “Transition Election” means an Executive’s election made on or before December 31, 2008 in accordance with IRS Notice 2007-86 and other applicable guidance under Code Section 409A to designate the time at which the Post-2004 Plan Benefit will commence.

(yy)      “Westinghouse Annual Incentive Programs” currently means the CBS Senior Executive Short Term Incentive Plan, the CBS Short Term Incentive Plan, or any substantially similar annual program or programs, and has previously encompassed the Westinghouse Annual Performance Plan, the Westinghouse Annual Incentive Plan, and the former Westinghouse Bylaw XVI Incentive Compensation Program.

(zz)      “WPP” means the Westinghouse Pension Plan Document component of the CCPP (or, for periods prior to the merger of the Westinghouse Pension Plan into the CCPP, the Westinghouse Pension Plan).

Section 3. Eligibility for Benefits: Mandatory Retirement.

(a)        No New Participants: Benefit Freeze.  No Executive will be eligible to accrue any Executive Pension Supplement after March 31, 1999 unless such Executive had accrued an Executive Pension Supplement as of March 31, 1999, and no Employee rehired after March 31, 1999 will be eligible to accrue any Executive Pension Supplement after such rehire.  In addition, no Executive who is a participant in the Group W Plan or the Cash Balance Plan on or after March 31, 1999 (or on a later date that immediately precedes participation in the Group W Plan or the Cash Balance Plan) shall be eligible to accrue any additional Executive Pension Supplement after March 31, 1999 (or such later date described above), unless such Executive: (i) is age 55 or older on March 31, 1999, or (ii) has 70 or more Points.

(b)        General.  Subject to Section 9 and all other provisions of this Plan, each Executive will be entitled to the benefits of this Plan on or after a Separation from Service from the Company, an Employer, a Designated Entity or a Designated Group, provided that such Executive: (i) has been employed in a position that meets the definition of Executive for five or more continuous years immediately preceding the earlier of the date of the Executive’s Separation from Service or the Executive’s Normal Retirement Date; (ii) has made the Maximum Contribution during each year of Eligibility Service from the date he or she first became an Executive until the earliest of his or her date of death, the date of his or her Separation from Service or Normal Retirement Date; (iii) is a participant in the WPP, Group W Plan, or Cash Balance Plan, or in the defined benefit or Money Purchase Pension Plan of, or made available to employees of, a Designated Entity or Designated Group, if any; and (iv) is Retirement Eligible on the date of Separation from Service with the Company, an Employer, a

Designated Entity or a Designated Group or, in the case of a Surviving Spouse benefit, satisfies the requirements for benefits under Section 5 of the Plan.

Notwithstanding the preceding paragraph, any Executive who (I) was a participant in the Group W Plan or the Cash Balance Plan on March 31, 1999, and (II) on March 31, 1999, had satisfied the eligibility requirements under clause (ii) above (by treating March 31, 1999 as the Separation from Service date), need not thereafter satisfy the qualification requirements under clauses (i), (iii), and (iv) above to receive an Executive Pension Supplement.  Similarly, any Executive who (I) was a participant in the Group W Plan or Cash Balance Plan after March 31, 1999, and (II) on the date immediately preceding such participation date, satisfied the eligibility requirements under clause (ii) above (by treating the date immediately preceding the participation date as the Separation from Service date), need not thereafter satisfy the qualification requirements under clauses (i), (iii), and (iv) above to receive an Executive Pension Supplement.

(c)        Mandatory Retirement.  Pursuant to this Plan, the Company, an Employer, or any Affiliated Entity shall be entitled, at its option, to retire any Executive who has attained sixty-five years of age and who, for the two-year period immediately before his or her retirement, has participated in this Plan, if such Executive is entitled to an immediate non-forfeitable annual retirement benefit from a pension, profit-sharing, savings or deferred compensation plan, or any combination of such plans, of the Company, an Employer, or any Affiliated Entity which equals, in the aggregate, at least $44,000.  The calculation of such $44,000 (or greater) amount shall be performed in a manner consistent with 29 U.S.C.A. Section 631(c)(2).

Section 4. Calculation of Executive Pension Supplement.

(a)        Amount of Supplement for Executives Who Separate from Service On or After an Early, Normal, or Special Retirement Date.  The Executive Pension Supplement for an Executive who satisfies the eligibility rules of Section 3 of the Plan and who experiences a Separation from Service on or after an Early, Normal or Special Retirement Date shall be calculated as follows:

(i)         If the Executive (1) has attained age 60 and completed 10 or more years of Eligibility Service, (2) has attained age 65, or (3) has satisfied the eligibility requirements for an immediate pension under the Special Retirement Pension provisions of the WPP or Group W Plan, the Executive Pension Supplement is determined by subtracting from his or her Executive Pension Base the Executive’s Qualified Plan Benefit that would be payable if he or she elected a Life Annuity form of payment (after any reduction for early retirement, if applicable) commencing on the Benefit Commencement Date.

(ii)        If the Executive has not met the requirements of Section 4(a)(i) above but has attained age 58 and completed 30 or more years of Eligibility Service, the Executive Pension Supplement is determined by subtracting from his or her Executive Pension Base the Executive’s Qualified Plan Benefit that would be payable if he or she elected a Life Annuity form of payment (before any reduction for retirement prior to age 60) commencing on the Benefit Commencement Date.

(iii)       If the Executive has not met the requirements of Section 4(a)(i) or Section 4(a)(ii) above, but is a participant in the Group W Plan or the Cash Balance Plan on or after March 31, 1999, has attained age 55, and has completed 10 or more years of Eligibility Service (but not as many as 30 years of Eligibility Service), the Executive Pension Supplement is a benefit having the Equivalent Actuarial Value as the benefit that would have been paid under Section 4(a)(i) above if the Executive had qualified for an Executive Pension Supplement commencing at age 60 under such Section.

(iv)       If the Executive has not met the requirements of Section 4(a)(i), Section 4(a)(ii), or Section 4(a)(iii) above, but is an Executive who is a participant in the Group W Plan or the Cash Balance Plan on or after March 31, 1999, has attained age 55, and has completed 30 or more years of Eligibility Service, the Executive Pension Supplement is the benefit having the Equivalent Actuarial Value as the benefit that would have been paid under Section 4(a)(ii) above if the Executive had qualified for an Executive Pension Supplement commencing at age 58 under such Section.

(v)        Notwithstanding the foregoing, if in the case of a Divested Executive, the Executive Pension Supplement is determined by subtracting from his or her Executive Pension Base the Executive’s Qualified Plan Benefit that would be payable if he or she elected a Life Annuity form of payment (before any reduction for early retirement, if applicable) commencing on the Benefit Commencement Date.

(b)        Amount of Supplement for Executives Who Separate from Service Before Early, Normal, or Special Retirement Date.  The Executive Pension Supplement payable to an Executive who satisfies the eligibility rules of Section 3 of the Plan and who experiences a Separation from Service before his or her Early, Normal, or Special Retirement Date shall be calculated as follows: the Executive Pension Supplement is determined by subtracting from his or her Executive Pension Base the Executive’s Qualified Plan Benefit that would be payable (determined without regard to whether the Executive is vested in his or her Qualified Plan Benefit) if he or she elected a Life Annuity form of payment (before any reductions for retirement prior to age 65) commencing on the Benefit Commencement Date.  For a benefit commencing prior to age 65, the benefit shall have the Equivalent Actuarial Value as the benefit determined in the preceding sentence commencing at age 65.

(c)        Computation of Post-2004 Plan Benefit.  For purposes of clarity, an Executive’s Section 409A Grandfathered Benefit shall be paid to the Executive at the same time and in the same form of payment as the Executive’s Qualified Plan Benefit is paid.  The Executive’s Post-2004 Plan Benefit will be calculated as follows:

(i)         If the Executive’s Post-2004 Plan Benefit is payable at the same time as the Executive’s Section 409A Grandfathered Benefit, the Executive’s total Executive Pension Supplement shall be determined as provided in Section 4(a) or (b) above.  The Executive’s Post-2004 Plan Benefit shall be equal to the Executive’s total Executive Pension Supplement, less the Executive’s Section 409A Grandfathered Benefit (but not less than zero).

(ii)        If the Executive’s Post-2004 Plan Benefit is not paid at the same time as the Executive’s Section 409A Grandfathered Benefit, the amount payable to the

Executive as his or her Post-2004 Plan Benefit pursuant to this Part B of the Plan shall be equal to the Executive’s total Executive Pension Supplement determined as provided in Section 4(a) or (b) above, less the Executive’s Section 409A Grandfathered Benefit (but not less than zero), subject to the following additional criteria:  both the Executive’s total Executive Pension Supplement and Section 409A Grandfathered Benefit shall be determined as of the Benefit Commencement Date of the Executive’s Post-2004 Plan Benefit, regardless of the actual commencement date of the Executive’s said benefits.

Section 5. Death Prior to Benefit Commencement Date.

(a)                               Death after Separation from Service but prior to Benefit Commencement Date.  In the event that an Executive dies after his or her Separation from Service, but prior to his or her Benefit Commencement Date, no benefit shall be payable under the Plan.

(b)                              Death in Active Service.

(i)                                  Eligibility for an Immediate Benefit. If an Executive dies in active service and, on his or her date of death, satisfies (x) the requirements of the Surviving Spouse Benefit for Death Before Retirement provisions of the WPP or, for participants in the Group W Plan or the Cash Balance Plan, of the Group W Plan, and (y) the requirements of Section 3(b)(ii) and (iii) at the time of death, a benefit shall also be payable to his or her Surviving Spouse under this Plan if his or her Executive Pension Base exceeds his or her Qualified Plan Benefit determined as of the first day of the month immediately following the Executive’s date of death.  The duration portion of the requirement of Section 3(b)(i) of the Plan that the Executive be employed in a position that meets the definition of Executive for five or more continuous years is waived in this case.

The Surviving Spouse benefit under this Section 5(b)(i) shall be the Executive Pension Supplement reduced in the same manner as under Section 8.C of the WPP or, for participants in the Group W Plan or the Cash Balance Plan, Section 8.C of the Group W Plan.  For purposes of this paragraph, the Executive Pension Supplement shall be calculated as of the first day of the month immediately following the Executive’s date of death pursuant to the following provisions of this subparagraph (i):

(1)                              If the Executive had attained age 60 or if the Executive had completed 30 years of Eligibility Service as of the date of death, the Executive Pension Supplement would be calculated as described in Section 4(a)(i) or (ii), as applicable; or

(2)                              If the Executive did not meet either of the requirements set forth in clause (1) above, the Executive Pension Supplement would be 80% of the difference between the Executive Pension Base and the unreduced Qualified Plan Benefit.

(ii)                              Eligibility for a Deferred Benefit.  If an Executive dies in active service and, at the time of death, the Executive does not satisfy (x) the requirements of Section 5(b)(i) above but does satisfy the requirements of the Surviving Spouse Benefit for Certain Vested Employees provisions of the WPP or, for participants in the Group W Plan or the Cash Balance Plan, of the Group W Plan, and (y) the requirements of Section 3(b)(ii) and (iii), a Surviving Spouse benefit shall also be payable under this Plan if his or her Executive Pension Base exceeds his or her Qualified Plan Benefit as of the first day of the month immediately following the Executive’s date of death.  The duration portion of the requirement of Section 3(b)(i) of the Plan that the Executive be employed in a position that meets the definition of Executive for five or more continuous years is waived in this case.

The Surviving Spouse benefit under this Section 5(b)(ii) shall be the Executive Pension Supplement reduced in the same manner as under Section 9.C of the WPP or, for participants in the Group W Plan or the Cash Balance Plan, Section 9.C of the Group W Plan.  For purposes of this paragraph, the Executive Pension Supplement shall be calculated as of the first day of the month immediately following the Executive’s date of death by subtracting the Executive’s Qualified Plan Benefit (before any reduction for early retirement prior to age 65) from his or her Executive Pension Base.

(iii)                          Computation of Post-2004 Benefit.  For purposes of clarity, a Surviving Spouse’s Section 409A Grandfathered Benefit shall be paid to the Surviving Spouse at the same time and in the same form of payment as the Surviving Spouse’s Qualified Plan death benefit is paid.  The Surviving Spouse’s Post-2004 Plan Benefit will be calculated as follows:

(1)                              If the Surviving Spouse’s Post-2004 Plan Benefit is payable at the same time as the Surviving Spouse’s Section 409A Grandfathered Benefit, the Surviving Spouse’s total benefit shall be determined as provided in Section 5(b)(i) or (ii) above.  The Surviving Spouse’s Post-2004 Plan Benefit shall be equal to the Surviving Spouse’s total benefit, less the Surviving Spouse’s Section 409A Grandfathered Benefit (but not less than zero).

(2)                              If the Surviving Spouse’s Post-2004 Plan Benefit is not paid at the same time as the Surviving Spouse’s Section 409A Grandfathered Benefit, the amount payable to the Surviving Spouse as his or her Post-2004 Plan Benefit pursuant to this Part B of the Plan shall be equal to the Surviving Spouse’s total benefit determined as provided in Section 5(b)(i) or (ii) above, less the Surviving Spouse’s Section 409A Grandfathered Benefit (but not less than zero), subject to the following additional criteria:  both the Surviving Spouse’s total benefit and Section 409A Grandfathered Benefit shall be determined as of the benefit commencement date of the Surviving Spouse’s Post-2004 Plan Benefit, regardless of the actual commencement date of the Surviving Spouse’s said benefits.

Section 6. Death On or After Benefit Commencement Date.

If an Executive dies on or after his or her Benefit Commencement Date, the following death benefit shall apply:

(a)                               If the Executive has elected to receive payment of his or her Post-2004 Plan Benefits in the form of a Life Annuity and he or she dies on or after his or her Benefit Commencement Date, but before total payments have been made to the Executive that equal the product of (i) 60 multiplied by (ii) the Executive’s monthly benefit, the balance of said total payments will be payable in a single lump sum payment within 90 days after the first day of the month immediately following the Executive’s date of death.

(b)                              If the Executive has elected to receive payment of his or her Post-2004 Plan Benefits in the form of a Joint and Survivor Annuity and both the Executive and his or her joint annuitant die on or after the Benefit Commencement Date, but before total payments have been made to the Executive and/or his or her  joint annuitant that equal the product of (i) 60 multiplied by (ii) the monthly benefit the Executive would have received if the Executive had elected to receive his or her Post-2004 Plan Benefit in the form of a Life Annuity, the balance of said total payments will be payable to the Executive’s Beneficiary in a single lump sum payment within 90 days after the first day of the month immediately following the later of the Executive’s or his or her joint annuitant’s date of death.

In the event the Executive dies on or after his or her Benefit Commencement Date, his or her Post-2004 Plan Benefits shall continue to a joint annuitant or Beneficiary only if provided pursuant to the Optional Form under which the Executive was receiving benefit payments in accordance with Section 7; provided, however, that if the Executive’s Beneficiary is a trust or other entity, the present value of any Post-2004 Plan Benefits required to be paid to the Beneficiary following the Executive’s death pursuant to the Optional Form under which the Executive was receiving benefit payments in accordance with Section 7 shall be paid to the Beneficiary in a single lump sum payment of Equivalent Actuarial Value within 90 days after the first day of the month immediately following the Executive’s date of death.

Section 7. Payment of Benefits.

(a)                               Time of Payment.

(i)                                  General.  Subject to Subsections (b), (e) and (f) of this Section 7, and except as provided in an Executive’s Transition Election, the Post-2004 Plan Benefit payable to an Executive shall commence as of Executive’s Benefit Commencement Date, provided that the first payment may be made up to 90 days after the Executive’s Benefit Commencement Date.  If the first payment is made after the Executive’s Benefit Commencement Date, such first payment shall include any monthly payments that were due prior to such first payment.  Except as provided in Subsection 7(b) or an Executive’s Transition Election, an Executive shall not have the right to designate the taxable year of any payment.

(ii)                              Special Rule for Separations Prior to January 1, 2009. Subject to Subsections (b), (e) and (f) of this Section 7, and except as provided in an Executive’s Transition Election, if an Executive who experienced a Separation from Service prior to January 1, 2009, has not reached age 55 prior to January 1, 2009 and has not commenced the payment of his or her Executive Pension Supplement prior to January 1, 2009, the Benefit Commencement Date of his or her Post-2004 Plan Benefit shall be the first day of the month coincident with or next following his or her 55th birthday and the first payment shall be made within 90 days of his or her Benefit Commencement Date. Subject to Subsections (b), (e) and (f) of this Section 7, and except as provided in an Executive’s Transition Election, if an Executive who experienced a Separation from Service prior to January 1, 2009, has not commenced the payment of his or her Executive Pension Supplement prior to January 1, 2009, but has reached age 55 prior to January 1, 2009, the Benefit Commencement Date of the Post-2004 Plan Benefit payable to such Executive shall be July 1, 2010 and the first payment shall be made within 90 days of his or her Benefit Commencement Date.  If the first payment under this Section 7(a)(ii) is made after the Executive’s Benefit Commencement Date, such first payment shall include any monthly payments that were due prior to such first payment. Except as provided in Subsection 7(b) or an Executive’s Transition Election, an Executive shall not have the right to designate the taxable year of any payment.

(b)                              Subsequent Payment Election.  An Executive may elect, on a written form (a “Subsequent Payment Election”) acceptable to the Committee, to change the time that Post-2004 Plan Benefit payments are to commence pursuant to Subsection (a) of this Section 7.  Any such election shall comply with the requirements of Treas. Reg. § 1.409A-2(h). Subsequent Payment Elections that satisfy the preceding requirements shall be irrevocable when made but may be superseded by one (but not more than one) Subsequent Payment Election that satisfies the requirements set forth above.

(c)                               Form of Payment.  The normal form of payment for an Executive’s Post-2004 Plan Benefit will be a Life Annuity (as described below), if the Executive is single.  If the Executive is married, the normal form of payment for the Executive’s Post-2004 Plan Benefit will be a Joint and 55% Survivor Annuity (as described below) for an Executive who participates in the WPP, and a Joint and 50% Survivor Annuity (as described below) for an Executive who participates in the Group W Plan or the Cash Balance Plan (in either case, the Executive’s spouse shall be deemed the joint annuitant).  In lieu of receiving the Post-2004 Plan Benefit in the normal form of payment, an Executive may elect, on a written form acceptable to the Committee and in accordance with procedures established by the Committee, to receive his or her Post-2004 Plan Benefit in any one of the following forms of payment (the “Optional Forms”), having the Equivalent Actuarial Value as the normal form of payment:

(i)                                  Life Annuity – a monthly benefit is paid to the Executive during his or her lifetime with no payment made after the Executive’s death.

(ii)                              Joint and 50% Survivor Annuity – an Executive (other than an Executive who is a participant in the WPP) is eligible for a reduced monthly benefit paid to the Executive during his or her lifetime. Following the Executive’s death, a joint annuitant selected by the Executive will receive monthly benefits equal to 50% of the monthly benefit that was payable to the Executive for the remainder of the joint annuitant’s lifetime.

(iii)                          Joint and 55% Survivor Annuity – an Executive who is a participant in the WPP is eligible for a reduced monthly benefit paid to the Executive during his or her lifetime. Following the Executive’s death, a joint annuitant selected by the Executive will receive monthly benefits equal to 55% of the monthly benefit that was payable to the Executive for the remainder of the joint annuitant’s lifetime.

(iv)                          Joint and 75% Survivor Annuity – a reduced monthly benefit is paid to the Executive during his or her lifetime. Following the Executive’s death, a joint annuitant selected by the Executive will receive monthly benefits equal to 75% of the monthly benefit that was payable to the Executive for the remainder of the joint annuitant’s lifetime.

(v)                              Joint and 100% Survivor Annuity – a reduced monthly benefit is paid to the Executive during his or her lifetime. Following the Executive’s death, a joint annuitant selected by the Executive will receive monthly benefits equal to 100% of the monthly benefit that was payable to the Executive for the remainder of the joint annuitant’s lifetime.

(vi)                          10-Year Certain Annuity – an Executive (other than an Executive who is a participant in the WPP) is eligible for a reduced monthly benefit paid to the Executive during his or her lifetime. If the Executive dies within the first 10 years of payment, the reduced benefit will continue to the Executive’s Beneficiary for the remainder of the 10-year term.

(vii)                      15-Year Certain Annuity – an Executive (other than an Executive who is a participant in the WPP) is eligible for a reduced monthly benefit paid to the Executive during his or her lifetime. If the Executive dies within the first 15 years of payment, the reduced benefit will continue to the Executive’s Beneficiary for the remainder of the 15-year term.

If an Executive elects an Optional Form that provides for payments to a joint annuitant or Beneficiary, such joint annuitant or Beneficiary shall be designated at the time the Executive elects such Optional Form.

(d)                             Small Payment Cash-Out.  Notwithstanding any provision of the Plan to the contrary, but subject to Section 7(e), if on an Executive’s Benefit Commencement Date, the

lump sum Equivalent Actuarial Value of the Executive’s Post-2004 Plan Benefit and the Executive’s post-2004 benefits under any other plans with respect to which deferrals of compensation are treated as having been Deferred under a single nonqualified deferred compensation plan with the Plan under Treas. Reg. § 1.409A-l(c)(2) (the “Aggregate Benefit”) is less than $10,000, the Executive’s entire Aggregate Benefit will be paid in such lump sum on the date the Executive’s Post-2004 Plan Benefit was otherwise scheduled to commence.

(e)                               Delayed Payments for Specified Employees.  Notwithstanding any provision of this Plan to the contrary, if an Executive is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Code Section 409A, on the date the Executive  incurs a Separation from Service and if any portion of the payments or benefits to be received by the Executive upon Separation from Service would constitute a “deferral of compensation” subject to Code Section 409A, then to the extent necessary to comply with Code Section 409A, amounts that would otherwise be payable pursuant to this Plan during the six-month period immediately following the Executive’s Separation from Service will instead be paid on the earlier of (i) the first business day of the seventh calendar month after the date of the Executive’s Separation from Service, or (ii) the Executive’s death.  Any benefit payments delayed because of the preceding sentence shall be paid in a lump sum on the date described in the preceding sentence.  Any benefit payments that are scheduled to be paid more than six months after such Executive’s Separation from Service shall not be delayed and shall be paid in accordance with the schedule prescribed by Subsections (a) and (b) of this Section 7.

(f)                                Surviving Spouse Benefit.  If a Post-2004 Plan Benefit is payable to a Surviving Spouse pursuant to Section 5 of the Plan, such Post-2004 Plan Benefit shall be paid to the Surviving Spouse in a single lump sum payment of Equivalent Actuarial Value within 90 days after the first day of the month immediately following the Executive’s date of death.

Section 8. Plan Costs.

Benefits payable under the Plan and any expenses in connection therewith will be paid by the Company to the extent they are not available to be paid from any trust fund established by the Company to help defray the costs of providing Plan benefits.  Any trust fund so established will be owned by the Company and subject to the claims of creditors of the Company.

Section 9. Conditions to Receipt of Executive Pension Supplement.

Payments of benefits under this Plan to Executives are subject to the condition that the recipient shall not engage directly or indirectly in any business which is at the time competitive with any business or part thereof, or activity then conducted by, the Company, any of its subsidiaries or any other corporation, partnership, joint venture or other entity of which the Company directly or indirectly holds a 10% or greater interest (together, the “Extended Company”) in the area in which such business, or part thereof, or activity is then being conducted by the Extended Company, unless such condition is specifically waived with respect to such recipient by the Board.  Breach of the condition contained in the preceding sentence shall be deemed to occur immediately upon an Executive’s engaging in competitive activity.  Payments suspended for breach of the condition shall not thereafter be resumed whether or not the Executive terminates the competitive activity.  A recipient shall be deemed to be engaged in such a business indirectly if he or she is an employee, officer, director, trustee, agent or partner of, or a consultant or advisor to or for, a person, firm, corporation, association, trust or other entity which is engaged in such a business or if he or she owns, directly or indirectly, in excess of five percent of any such firm, corporation, association, trust or other entity.  The ongoing condition of this Section 9 shall not apply to an Executive age 65 or older.

Section 10. Administration.

(a)                               Committee. This Plan shall be administered by the Committee.  The Committee shall have the right to make reasonable rules from time to time regarding the Plan.  Such rules shall be consistent with the policy provided herein.  The Committee shall have full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan.

(b)                              Appointment of Trustee.  The Board may authorize the establishment of one or more trusts and the appointment of a trustee or trustees (“Trustee”) to hold any and all assets of the Plan in trust.  No amounts shall be transferred to a trust for payments of any amount under this Plan if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.

(c)                               Claims Procedures.

(i)                                  Claims for Benefits.  Each person (including any Executive or Surviving Spouse) may file a claim with the Committee for any benefit to which that person believes he or she is entitled under this Plan, in accordance with procedures established by the Committee.  Generally, the Committee is required to decide each claim within ninety (90) days of the date on which the claim is filed.  If special circumstances require a longer period for adjudication, the Committee must notify the claimant in writing of the reasons for an extension of time, and the date by which the Committee will decide the claim, before the ninety (90) day period expires.  Extensions beyond ninety (90) days after the expiration of the initial ninety (90) day period are not permitted.  If the Committee does not notify the claimant of its decision to grant or deny a claim within the time specified by this Section, the claim will be deemed to have been denied and the appeal procedure described in paragraph (c)(iii) below will become available to the claimant.

(ii)                              Notice of Denial.  If the Committee denies a claim for benefits under the Plan, the claimant will receive a written notice that explains: (A) the specific reason for the denial, including specific reference to pertinent Plan provisions on which the denial is based; (B) any additional information or material necessary to perfect a claim, with an explanation of why such material is necessary, if any information would be helpful or appropriate to further consideration of the claim; and (C) the steps to be taken if the claimant wishes to appeal, including the time available for appeal.

(iii)                          Appeal of Denied Claims for Benefits.  Claimants must submit a written request appealing the denial of a claim within sixty (60) days after receipt of notice described by paragraph (c)(ii).  Claimants may review all pertinent documents, and submit issues and comments in writing.  The Committee will provide a full and fair review of all appeals from denial of a claim for benefits, and their decision will be final and binding.  The decision of the Committee ordinarily will be given within sixty (60) days after receipt of a written request for appeal, unless special circumstances require an extension (such as for a hearing).  If an extension of time for appeal is necessary, the claimant will receive written notice of the extension before the sixty (60) day period expires.  The decision may not be delayed beyond one-hundred twenty (120) days after receipt of the written request for appeal.  Notice of the decision on appeal will be provided in writing, and will explain the basis for the decision, including reference to applicable provisions of the Plan, in a manner calculated to be understood by the person who appealed the denial of a claim.

(iv)                          Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought unless and until the following steps have occurred: (A) the claimant has submitted a written application for benefits in accordance with paragraph (c)(i); (B) the claimant has been notified that the claim has been denied, as provided by paragraph (c)(ii); (C) the claimant has filed a written request appealing the denial in accordance with paragraph (c)(iii); and (D) the claimant has been notified in writing that the Committee has denied the claimant’s appeal, or the Committee has failed to act on the appeal within the time prescribed by paragraph (c)(iii).

(v)                              Legal Action for Benefits.  No legal action for benefits under the Plan may be brought more than one year after the time described in paragraph (c)(iv) above.

Section 11. Modification or Termination.

(a)                               Right to Amend, Suspend, or Terminate.  The Company reserves the right, at any time and from time to time, without notice, to suspend or terminate the Plan or to amend, in whole or in part, any and all provisions of the Plan, acting as follows:

(i)                                  The Board may suspend the Plan, terminate the Plan, or adopt Plan amendments that amend any and all provisions of the Plan in whole or in part;

(ii)                              The Compensation Committee of the Board may adopt Plan amendments that amend any and all provisions of the Plan in whole or in part;

(iii)                          The Committees may adopt Plan amendments that amend any and all provisions of the Plan in whole or in part, provided that no amendments may be adopted by the Committees that would materially change any Plan benefits or materially increase the costs of the Plan; and

(iv)                          The Committee may adopt Plan amendments that relate solely to the administration of the Plan and do not materially change any Plan benefits or materially increase the costs of the Plan.

Any such change, termination or suspension shall be effective at such time as is specified by the Board, the Compensation Committee, the Committee, or the Committees, as applicable, or, if no such time is so specified, upon the adoption thereof.

(b)                              Limitations on Amendment or Termination.  Notwithstanding the above, no such change or termination may adversely affect (i) the benefits of any Executive who retires prior to such change or termination or (ii) the right of any then current Executive to receive upon retirement (or to have a Surviving Spouse or beneficiary receive upon the Executive’s death), an Executive Pension Supplement, calculated as of the effective date of such change or termination, under the Plan provided that the Executive meets the following two conditions: (1) at the time of such change or termination the Executive has vested pension benefits under the WPP, the Group W Plan, the Cash Balance Plan, or any applicable defined benefit or Money Purchase Pension Plan of a Designated Entity or Designated Group, and (2) at the date of such change or termination and at the date of actual retirement or death the Executive has occupied, for the then required period next preceding such dates, a position that meets the definition of Executive in Section 2(y) of this Plan as in effect at the date of such change or termination.  Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Executives’ Post-2004 Plan Benefits, including requiring that the Equivalent Actuarial Value of Post-2004 Plan Benefits be immediately distributed in the form of a lump sum payment; provided, however, that no such change in the time or form of payment shall cause the Plan to fail to comply with Section 7(e) above with respect to specified employees, or to fail to comply with the requirements of Code Section 409A.

Section 12. Miscellaneous.

(a)                               Limitations on Alienation.  No Executive, former Executive or Surviving Spouse shall have the right to anticipate, alienate, sell, transfer, assign, pledge, encumber, or otherwise subject to lien any of the benefits provided under this Plan.  Such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Executive, former Executive or Surviving Spouse of an Executive.

(b)                              Payments to Minors and Incompetents.  On submission of satisfactory proof, if an Executive or Beneficiary entitled to receive any benefits hereunder (i) is a minor, benefits will be paid to (A) a custodial parent, (B) another person authorized to act on behalf of such minor under state law, or (C) the custodian for such minor under the Uniform Transfer to Minors Act, if permitted by the laws of the state in which such minor resides; or (ii) is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to (A) a person holding a power of attorney for such incompetent person or (B) a person otherwise authorized to act on behalf of such incompetent person under state law.  Payment of benefits pursuant to this Section 12(b) shall fully discharge the Committee and the Company from any further liability.

(c)                               No Additional Rights Created.  The Company, in adopting and maintaining this Plan, shall not be held to create or vest in any Executive or any other person any interest, pension or benefits other than the benefits specifically provided herein, or to confer upon any Executive the right to remain in the service of the Company or any Affiliated Entity.

Section 13. Creditors’ Claims.

Unless otherwise determined by the Committee, any assets purchased by the Company to provide benefits under this Plan shall at all times remain subject to the claims of general creditors of the Company and any Executive, former Executive or Surviving Spouse of an Executive participating in the Plan has only an unsecured promise to pay benefits from the Company.

Section 14. Governing Law.

To the extent not preempted by federal law, the laws of the State of New York shall govern the construction and administration of the Plan.

Section 15. Severability.

If any provision of this Plan or the application thereof to any circumstance or person is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

Section 16. Authority to Expand Benefits.

The Board or the Compensation Committee of the Board may, from time to time and without notice, by resolution of the Board or of the Compensation Committee of the Board, authorize the payment of new benefits or expand the benefits otherwise payable or to be payable hereunder to any one or more individuals.  The Board and the Compensation Committee shall each have the right to delegate authority to take any action that they may take under this Section 16 of the Plan within such limits as they each may approve from time to time.

Section 17. Code Section 409A.

To the extent applicable, it is intended that Part B of this Plan comply with the provisions of Code Section 409A.  References to Code Section 409A shall include any proposed, temporary or final regulation, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.  This Part B shall be administered and interpreted in a manner consistent with this intent.  If any provision of this Part B is susceptible of two interpretations, one of which results in the compliance of the Plan with Code Section 409A and the applicable Treasury Regulations, and one of which does not, then the provision shall be given the interpretation that results in compliance with Code Section 409A and the applicable Treasury Regulations.  Notwithstanding the foregoing or any other provision of this Plan to the contrary, neither the Company nor any of its subsidiaries or affiliates shall be deemed to guarantee any particular tax result for any Executive, spouse, or beneficiary with respect to any payments provided hereunder.

Section 18. Binding Effect and Release.

All persons accepting benefits under this Plan shall be deemed to have consented to the terms of this Plan.  Any payment or distribution to any person entitled to benefits under the Plan shall be in full satisfaction of all claims with respect to such payment or distribution against the Plan, the Committee or its designee and the Company arising by virtue of this Plan.

APPENDIX A

EXECUTIVE BUY BACK

The Executive Buy Back process permits newly eligible Executives to “buy back” past years of Executive Benefit Service under the Plan for periods of time during which they did not make the Maximum Contribution.

If an Employee did not make the Maximum Contribution during each of the years of his or her Eligibility Service prior to the time he or she first became an Executive, the Employee will be permitted to pay an amount equal to the Maximum Contributions that would have been payable during the ten years prior to the date he or she first became an Executive (or such lesser period from the later of January 1, 1985 or the date the Employee was employed by the Company, an Employer, a Designated Entity or a Designated Group) plus compounded interest on that amount in order to “buy back” his or her non-contributory years of service.

Upon qualifying as an Executive, an Executive will be offered an Executive Buy Back opportunity at the time he or she first becomes an Executive.  The actual terms of the Executive Buy Back will be determined from time to time by the Committee. This election will be offered one time to the Executive and his or her decision whether or not to “buy back” will be irrevocable.

Executive Buy Back payments will be made to the Company and will not be deposited into the trust for the CCPP, including the WPP. Any Executive Buy Back payments made by the Executive will not increase the Executive’s Qualified Plan Benefit.

If, at some point, an Employee is no longer an Executive or otherwise becomes ineligible to receive an Executive Pension Supplement, any Executive Buy Back payments the Employee has made (including any interest the Employee paid) plus any other amount as defined in the last sentence of Section 2(gg) (the definition of Maximum Contribution) paid by the Employee to the Company will be repaid to the Employee, with interest, in a single lump sum payment of Equivalent Actuarial Value within 90 days after the first day of the month immediately following such time as the Employee meets one of the following criteria:  (i) Separation from Service from the Company, an Employer, a Designated Entity or a Designated Group; or (ii) death; provided, however, that no refund shall be made if the Employee is an eligible Executive, whether or not the amount of his or her Executive Pension Supplement exceeds zero.  All interest rates will be determined at the discretion of the Company.

APPENDIX B

REHIRED EXECUTIVES

This Appendix B shall not apply with respect to any Executive who is rehired after March 31, 1999.

Section 1. Retired Executives Rehired as Executives.

If an Executive who retired from the Company, an Employer, a Designated Entity or a Designated Group and who received or is receiving an Executive Pension Supplement as a lump sum or on a monthly basis is rehired in an Executive position by the Company, an Employer, a Designated Entity or a Designated Group, the following provisions apply:

(a)        For an Executive who elected a monthly Executive Pension Supplement, the Plan will:

(i)         suspend all Executive Pension Supplement payments; and

(ii)        if, but only if, the Executive is Retirement Eligible at the time of subsequent actual retirement:

(1)        restore previous years of Eligibility Service and Executive Benefit Service accrued prior to the Executive’s retirement; and

(2)        recalculate the Executive’s Executive Pension Supplement in accordance with the Plan at his or her subsequent actual retirement date as long as the Executive then meets all Plan benefit qualification requirements.

The Executive, having previously met the five years of continuous service as an Executive requirement prior to his or her first retirement, need not again meet that requirement.  The Executive’s Average Annual Compensation will be computed without regard to the break in service, using zero for any periods during which the Executive was a retiree.

In addition, if the Executive elected to take a lump sum Qualified Plan Benefit with respect to his or her initial retirement, then in any subsequent calculation of the Executive’s Executive Pension Supplement, the Executive’s Executive Pension Base will be reduced by both the Executive’s Qualified Plan Benefit received at the time of the initial retirement and the Executive’s Qualified Plan Benefit accrued from the date of rehire through the date of his or her subsequent retirement.

(b)        For an Executive who elected a lump sum Executive Pension Supplement and who is Retirement Eligible at the time of subsequent actual retirement, the Plan will:

(i)         restore previous years of Eligibility Service but not previous years of Executive Benefit Service; and

(ii)        calculate the Executive’s additional Executive Pension Supplement at his or her subsequent actual retirement date on the basis of years of service after the rehire in accordance with the Plan as long as the Executive then meets all Plan benefit qualification requirements.

As under Section l(a) of this Appendix B, the Executive, having previously met the five years of continuous service as an Executive requirement prior to his or her first retirement, need not again meet that requirement.  The Executive’s Average Annual Compensation will be computed without regard to the break in service, using zero for any periods during which the Executive was a retiree.

In addition, if the Executive elected a monthly Qualified Plan Benefit with respect to his or her initial retirement, then the Executive’s Qualified Plan Benefit accrued from the date of rehire through the subsequent date of actual retirement will be subtracted from the Executive’s Executive Pension Base in calculating the Executive’s additional Executive Pension Supplement at his or her subsequent retirement.

This Section 1 shall apply regardless of whether the individual was an Executive at the time of the prior termination of employment, if such individual was an Executive at the time of rehire.

Section 2. Former Executives with Vested Pensions Rehired as Executives.

If the employment of an Executive of the Company, an Employer, a Designated Entity or a Designated Group who was eligible only for a vested pension under the relevant qualified defined benefit or Money Purchase Plan, if any, was terminated and the Executive is rehired by the Company, an Employer, a Designated Entity or a Designated Group, the following provisions apply:

(i)         restore previous years of Eligibility Service and Executive Benefit Service accrued prior to the Executive’s termination of employment;

(ii)        the Executive must meet the five years of continuous service as an Executive requirement prior to a subsequent actual retirement counting only years of service after the rehire; and

(iii)       only base salary and incentive awards earned after the rehire will be used in computing Average Annual Compensation.

In addition, if the Executive elected to take his or her Vested Pension as a lump sum, in any calculation of an Executive Pension Supplement at actual retirement the Executive’s Executive Pension Base will be reduced by both the Executive’s Qualified Plan Benefit at the time of the initial termination of employment and the Executive’s Qualified Plan Benefit accrued from the date of rehire through the date of actual retirement.

This Section 2 shall apply regardless of whether the individual was an Executive at the time of the prior termination of employment, if such individual was an Executive at the time of rehire.

Section 3. Retired Executives Rehired in Non-Executive Positions.

If an Executive who retired from the Company, an Employer, a Designated Entity or a Designated Group and who received or is receiving an Executive Pension Supplement as a lump sum or on a monthly basis is rehired by the Company, an Employer, a Designated Entity or a Designated Group in a non-Executive position, the following provisions apply:

(a)        For a former Executive who elected a monthly Executive Pension Supplement, the Plan will:

(i)         suspend all Executive Pension Supplement payments; and

(ii)        if, but only if, the former Executive is still Retirement Eligible at time of subsequent actual retirement, recommence Executive Pension Supplement payments at the time of the Executive’s subsequent actual retirement without recalculation of amount.  At subsequent actual retirement, the former Executive may re-select any form of payment of his or her Executive Pension Supplement then permitted under Part A of the Plan.

(b)        For a former Executive who elected to take his or her Executive Pension Supplement as a lump sum, no further benefits will be paid by the Plan.

Section 4. Payment of Benefits.

If an Executive who subject to this Appendix B is entitled to a Post-2004 Plan Benefit, such Post-2004 Plan Benefit shall be subject to the terms of Part B of the Plan.  Any portion of the Executive’s Executive Pension Supplement that is not a Post-2004 Plan Benefit shall continue to be subject to Part A of the Plan and this Appendix B.

APPENDIX C

AMENDMENT TO THE WESTINGHOUSE EXECUTIVE

PENSION PLAN FOR THE SALE OF PGBU

Effective as of the Closing Date of the sale by former CBS Corporation (previously Westinghouse Electric Corporation) of its Power Generation Business (“PGBU” or “Business”) to Siemens Power Generation Corporation (the “Purchaser”), the Westinghouse Executive Pension Plan (the “Plan”) retains liability, if any, for benefits earned to the Closing Date with respect to employees of PGBU who transfer to the Purchaser and are described as “Business Employees” in Section 5.5(a)(i) of the Asset Purchase Agreement between former CBS Corporation and the Purchaser dated November 14, 1997, as amended (the “Agreement”) and are, pursuant to the Agreement, deemed to be employees of the Purchaser as of the Closing Date (hereinafter known as “PGBU Employees”) subject to the following conditions:

(1)        The Plan shall recognize and credit the period of employment with the Purchaser or its Affiliates on and after the Closing Date solely for purposes of calculating eligibility for the payment of benefits; provided that the Plan shall not recognize and credit any period of employment with the Business after the Purchaser and its Affiliates have sold or divested the Business, or a portion thereof (whether by asset or stock sale, merger or spin-off (each a “Disposition”)) with respect to the PGBU Employees who are transferred or terminated in connection with such Disposition.

(2)        The executive pension plan established by the Purchaser pursuant to Section 5.5(h)(i) of the Agreement (the “Purchaser Executive Plan”) shall be solely responsible for (and the Plan shall not provide for):

(a)         any benefit that becomes payable with respect to PGBU Employees retiring after the Closing Date that is the result of any reduction in force, mass layoff, or plant closing by the Purchaser or its Affiliates (that is, if the benefit would not be payable absent such an event); or

(b)         any other early retirement subsidy or supplement that is not described in (1) above.

(3)        Average Annual Compensation and Executive Benefit Service under the Plan with respect to PGBU Employees will be determined and frozen as of August 31, 1998, and service by PGBU Employees for Siemens Power Generation Corporation from August 19, 1998 through August 31, 1998 shall be treated as Executive Benefit Service for purposes of the Plan.

(4)        The Purchaser and its Affiliates (but not any successor to the Purchaser and its Affiliates as owner of the Business or any part thereof) will be considered a Designated Entity solely for purposes of determining eligibility for payment of benefits.

If any PGBU Employee is entitled to a Post-2004 Plan Benefit, such Post-2004 Plan Benefit shall be subject to the terms of Part B of the Plan.  If any PGBU Employee is entitled to an Executive Pension Supplement that is not a Post-2004 Plan Benefit, such Executive Pension Supplement shall continue to be subject to Part A of the Plan.

APPENDIX D

AMENDMENT TO THE WESTINGHOUSE EXECUTIVE

PENSION PLAN FOR THE SALE OF ESBU

Effective April 1, 1999, as a result of the sale of former CBS Corporation’s Energy Systems Business (“ESBU”) to WGNH Acquisition, LLC (the “Purchaser”), the Westinghouse Executive Pension Plan (the “Plan”) retains liability, if any, for benefits earned to April 1, 1999 with respect to employees of ESBU who transfer to the Purchaser and are described as “Business Employees” in Section 5.5(a)(i) of the Asset Purchase Agreement between former CBS Corporation and the Purchaser dated as of June 25, 1998, as amended (the “Agreement”) and are, pursuant to the Agreement, deemed to be employees of the Purchaser as of April 1, 1999 (hereinafter known as “ESBU Employees”) subject to the following conditions:

(1)        The Plan shall recognize and credit the period of employment with the Purchaser or its Affiliates on and after April 1, 1999 solely for purposes of calculating eligibility for the payment of benefits; provided that the Plan shall not recognize and credit any period of employment with the Business after the Purchaser and its Affiliates have sold or divested the Business, or a portion thereof (whether by asset or stock sale, merger or spin-off (each a “Disposition”)) with respect to the ESBU Employees who are transferred or terminated in connection with such Disposition.

(2)        The executive pension plan established by the Purchaser pursuant to Section 5.5(h)(i) of the Agreement (the “Purchaser Executive Plan”), or, if none, the Purchaser, shall be solely responsible for (and the Plan shall not provide for):

(a)        any benefit that becomes payable with respect to ESBU Employees retiring after April 1, 1999 that is the result of any reduction in force, mass layoff, or plant closing by the Purchaser or its Affiliates (that is, if the benefit would not be payable absent such an event); or

(b)        any other early retirement subsidy or supplement that is not described in (1) above.

(3)        Average Annual Compensation and Executive Benefit Service under the Plan with respect to ESBU Employees will be determined and frozen as of April 1, 1999.

(4)        The Purchaser and its Affiliates (but not any successor to the Purchaser and its Affiliates as owner of the Business or any part thereof) will be considered a Designated Entity solely for purposes of determining eligibility for payment of benefits.

If any ESBU Employee is entitled to a Post-2004 Plan Benefit, such Post-2004 Plan Benefit shall be subject to the terms of Part B of the Plan.  If any ESBU Employee is entitled to an Executive Pension Supplement that is not a Post-2004 Plan Benefit, such Executive Pension Supplement shall continue to be subject to Part A of the Plan.